                                  SCHEDULE 14A
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant  [X]
Filed by a Party Other than the Registrant
Check the Appropriate Box
[ ]   Preliminary Proxy Statement
[ ]   Confidential for Use of the Commission only (as permitted by Rule
      14a-6(e)(2))
[X]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to Exchange Act Rule 14a-11 or 14a-12

                             NATIONAL-OILWELL, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                             NATIONAL-OILWELL, INC.
--------------------------------------------------------------------------------
                   (Name of Persons(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate bos):
[X]   No Fee Required
[ ]   Fee computed on table below per Exchange Act Rules 14-a6(i)(1) and
      0-11.
           1)  Title of each class of securities to which transaction applies:

           ---------------------------------------------------------------------

           2)  Aggregate number of securities to which the transaction applies;

           ---------------------------------------------------------------------

           3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: (Set forth the amount on which the filing fee is calculated and state how it was determined.

           ---------------------------------------------------------------------

           4)  Proposed maximum aggregate value of transaction:

           ---------------------------------------------------------------------

           5)  Total fee paid:

           ---------------------------------------------------------------------

[ ]   Fee paid previously with preliminary materials.
[ ]   Check box if any part of the fee is offset as provided by Exchange
Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement num-ber, or the Form or Schedule and the date of its filing.

           1)  Amount Previously Paid:

           ---------------------------------------------------------------------
           2)  Form, Schedule or Registration Statement No.:

           ---------------------------------------------------------------------
           3)  Filing Party:

           ---------------------------------------------------------------------
           4)  Date Filed:

           ---------------------------------------------------------------------

                         [NATIONAL-OILWELL, INC. LOGO]

                             NATIONAL-OILWELL, INC.
                        10000 RICHMOND AVENUE - 4TH FLOOR
                              HOUSTON, TEXAS 77042

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 15, 2002


DATE:           Wednesday, May 15, 2002
TIME:           11:00 a.m. (Houston time)
PLACE:          The Hilton Westchase Hotel
                9999 Westheimer Road
                Houston, Texas 77042

MATTERS TO BE VOTED ON:

     1. Election of two directors to hold office for a three-year term; and

     2. To approve an amendment to National Oilwell's stock option plan increasing the common stock reserved under the plan by 3,900,000 shares, and

     3. Any other matters that may properly come before the meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE TWO NOMINEES FOR DIRECTOR AND IN FAVOR OF THE AMENDMENT TO THE STOCK OPTION PLAN.

The Board of Directors has set March 28, 2002, as the record date for the Annual Meeting. If you were a stockholder of record at the close of business on March 28, 2002 you are entitled to vote at the Annual Meeting. A complete list of these stockholders will be available for examination at the Annual Meeting and at our offices at 10000 Richmond Avenue, 4th Floor, Houston, Texas for a period of ten days prior to the Annual Meeting.

You are cordially invited to join us at the Annual Meeting. However, to ensure your representation, we request that you return your signed proxy card at your earliest convenience, whether or not you plan to attend the Annual Meeting. You may revoke your proxy at any time if you wish to attend and vote in person.

                                By Order of the Board of Directors

                                /s/ M. Gay Mather

                                M. Gay Mather
                                Corporate Secretary

Houston, Texas
April 11, 2002

                             NATIONAL-OILWELL, INC.
                        10000 RICHMOND AVENUE - 4TH FLOOR
                              HOUSTON, TEXAS 77042

                                 PROXY STATEMENT



ANNUAL MEETING:         Date:  Wednesday, May 15, 2002
                        Time:  11:00 a.m. (Houston time)
                        Place: The Hilton Westchase Hotel
                               9999 Westheimer Road
                               Houston, Texas 77042

AGENDA: Proposal 1: For the election of two nominees as directors of the Company for a term of three years. Proposal 2: Approval of an amendment to National Oilwell's stock option plan increasing the common stock reserved under the plan by 3,900,000 shares.

RECORD DATE/
WHO CAN VOTE:           All stockholders of record at the close of business on
                        March 28, 2002, are entitled to vote. Holders of National Oilwell common stock and Dreco exchangeable shares are entitled to one vote per share at the Annual
                        Meeting. National Oilwell common stock and Dreco exchangeable shares are the only classes of our securities entitled to vote at the Annual Meeting.

PROXIES SOLICITED BY:   Your vote and proxy is being solicited by the Board of
                        Directors for use at the Annual Meeting. This proxy
                        statement and enclosed proxy card is being sent on
                        behalf of the Board of Directors to all stockholders
                        beginning on April 11, 2002. By completing, signing and
                        returning your proxy card, you will authorize the
                        persons named on the proxy card to vote your shares
                        according to your instructions.

PROXIES: If you do not indicate how you wish to vote your common stock, the persons named on the proxy card will vote FOR election of both the nominees for director (Proposal 1) and FOR the approval of the amendment to the stock option plan (Proposal 2). If you "withhold" your vote for any of the nominees, it will be excluded and will have no effect other than for purposes of determining a quorum. If you "abstain" from voting on the amendment to the stock option plan, it will have the same effect as a vote against the amendment. If you do not indicate how you wish to vote your exchangeable shares, your vote will not be counted.

                        The Company believes that brokers that are member firms of the New York Stock Exchange ("NYSE") and who hold Common

                        Stock in street name for customers, but have not received instructions from a beneficial owner, have the authority under the rules of the NYSE to vote those shares with respect to the election of directors and the proposal to approve the amendment to the Stock Plan

REVOKING YOUR           You can revoke your proxy at any  time prior to the time
PROXY:                  that the vote is taken at the meeting by: (i) filing a
                        written notice revoking your proxy; (ii) filing another
                        proxy bearing a later date; or (iii) casting your vote
                        in person at the Annual Meeting. Your last vote will be
                        the vote that is counted.

QUORUM: As of March 28th, there was an aggregate of 80,967,003 shares of common stock and exchangeable shares issued and outstanding (79,839,448 shares of National Oilwell common stock and 1,127,555 shares of Dreco exchangeable shares). The holders of these shares have the right to cast one vote for each share held by them. The presence, in person or by proxy, of stockholders entitled to cast at least 40,483,502 votes constitutes a quorum for adopting the proposals at the Annual Meeting. If you have properly signed and returned your proxy card by mail, you will be considered part of the quorum, and the persons named on the proxy card will vote your shares as you have instructed them. If a broker holding your shares in "street" name indicates to us on a proxy card that the broker lacks discretionary authority to vote your shares, we will not consider your shares as present or entitled to vote for any purpose.

MULTIPLE
PROXY CARDS:            If you receive multiple proxy cards, this indicates that
                        your shares are held in more than one account, such as two brokerage accounts, and are registered in different names. You should vote each of the proxy cards to ensure that all of your shares are voted.

COST OF PROXY
SOLICITATION:           We have retained InvestorCom, Inc. to solicit proxies
                        from our stockholders at an estimated fee of $3,000, plus expenses. This fee does not include the costs of preparing, printing, assembling, delivering and mailing the Proxy Statement. The Company will pay for the cost of soliciting proxies. Some of our directors, officers and employees may also solicit proxies personally, without any additional compensation, by telephone or mail. Proxy materials also will be furnished without cost to brokers and other nominees to forward to the beneficial owners of shares held in their names.




                      PLEASE VOTE -- YOUR VOTE IS IMPORTANT

                              ELECTION OF DIRECTORS
                          ITEM NO. 1 ON THE PROXY CARD

The Board of Directors of National Oilwell is divided into three classes, each class serving a term of three years. Directors whose terms expire this year include W. McComb Dunwoody, William E. Macaulay, and Joel V. Staff. Mr. Dunwoody will not stand for reelection. Mr. Staff, who has served as Chairman of the Board since January 1996, has announced his intention to step down as Chairman at the annual meeting, but to continue to serve as a director of the company if elected. The board of directors has stated their intention to elect Merrill A.
(Pete) Miller, Jr. as Chairman following the Annual Meeting. Mr. Miller will also continue to serve as President and Chief Executive Officer.

William E. Macaulay and Joel V. Staff are nominees for directors for a three-year term expiring at the Annual Meeting in 2005, or when their successors are elected and qualified. National Oilwell believes both nominees will be able to serve if elected. However, if either nominee is unable to serve, the remaining members of the Board have authority to nominate another person, elect a substitute, or reduce the size of the Board. Directors whose terms expire in 2003 and 2004 will continue to serve in accordance with their prior election or appointment. The size of the Board is currently set at nine members. Proxies cannot be voted for a greater number of persons than the number of nominees named. If the two nominees are elected, the Board will consist of eight members. The Audit and Nominating Committee has a search underway for an additional independent board member and anticipates that this director will be appointed in 2002 for a term expiring at the Annual Meeting in 2005.

Vote Required for Approval - Directors are to be elected by a plurality of the votes cast at the meeting. This means that the two nominees receiving the greatest number of votes will be elected. Votes withheld for any Director will not be counted. Your shares will be voted as you specify on your proxy. If you own common stock and your properly executed proxy does not specify how you want your shares voted, we will vote them for the election of both of the nominees listed below. If you own exchangeable shares and do not indicate how you wish to vote, your vote will not be counted.


INFORMATION REGARDING NOMINEES FOR DIRECTOR FOR TERMS EXPIRING IN 2005:

                                                                                                            YEAR
                                       EXPIRATION                                                           FIRST
                                       OF PRESENT                                                           BECAME
NAME                          AGE         TERM      BIOGRAPHY                                               DIRECTOR
----------------------------------------------------------------------------------------------------------------------
William E. Macaulay           56          2002      Mr.  Macaulay  is the  Chairman  and Chief  Executive     1996
                                                    Officer of First  Reserve  Corporation,  a  corporate
                                                    manager  of  private  investments   focusing  on  the
                                                    energy and  energy-related  sectors,  which he joined
                                                    in  1983.  Mr.  Macaulay  serves  as  a  director  of
                                                    Weatherford International,  Inc., an oilfield service
                                                    company,  Maverick Tube  Corporation,  a manufacturer
                                                    of steel pipe and casing, Pride International,  Inc.,
                                                    a contract  drilling  and related  services  company,
                                                    and  Chicago  Bridge & Iron  Company  N.V.,  a global
                                                    engineering and construction company.

Joel V. Staff                 58          2002      Mr. Staff has served as Chairman of the Board since       1996
                                                    January 1996. He was the Company's Chief Executive
                                                    Officer from July 1993 to May 2001 and served as its
                                                    President from July 1993 through November 2000. As
                                                    previously announced, Mr. Staff will step down as
                                                    Chairman at the Annual Meeting. He serves as
                                                    Chairman of T-3 Energy Services, Inc., a
                                                    consolidator of high-end equipment repair and
                                                    specialty machining operations focused in the Gulf
                                                    of Mexico.


YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF THE ELECTION OF THE TWO NOMINEES FOR DIRECTOR.

INFORMATION REGARDING CURRENT DIRECTORS WHOSE TERMS EXPIRE IN 2003 AND 2004:


                                                                                                             YEAR
                                       EXPIRATION                                                            FIRST
                                       OF PRESENT                                                           BECAME
NAME                          AGE         TERM      BIOGRAPHY                                               DIRECTOR
----------------------------------------------------------------------------------------------------------------------
Hushang Ansary                74          2003      Mr. Ansary was appointed as a Director in June 2000       2000
                                                    pursuant to the merger  agreement between National
                                                    Oilwell and IRI International Corporation. Mr. Ansary
                                                    was Chairman of the Board of IRI from September 1994
                                                    until its merger with National Oilwell in June 2000.

Ben A. Guill                  51          2003      Mr. Guill is President of First Reserve Corporation,      1999
                                                    a corporate manager of private investments focusing
                                                    on the energy and energy-related sectors, which he
                                                    joined in September 1998. For a period greater than
                                                    five years prior to joining First Reserve, he was
                                                    the Managing Director and Co-head of Investment
                                                    Banking of Simmons & Company International, an
                                                    investment-banking firm specializing in the oil
                                                    service industry. Mr. Guill serves as a director of
                                                    Superior Energy Services, Inc., an oilfield services
                                                    and equipment company, TransMontaigne, Inc., an oil
                                                    products distribution and refining company, Chicago
                                                    Bridge & Iron Company N.V., a global engineering and
                                                    construction company, Dresser, Inc., a leader in the
                                                    design, manufacture and marketing of highly
                                                    engineered equipment and  services for the energy
                                                    industry, T-3 Energy Services, Inc., a consolidator
                                                    of high-end equipment repair and specialty  machining
                                                    operations focused in the Gulf of Mexico, and
                                                    Destiny Resource Services, Inc., a provider of
                                                    seismic services to the oil and gas industry.

                                                                                                             YEAR
                                       EXPIRATION                                                            FIRST
                                       OF PRESENT                                                           BECAME
NAME                          AGE         TERM      BIOGRAPHY                                               DIRECTOR
----------------------------------------------------------------------------------------------------------------------
Jon Gjedebo                   57          2003      Mr. Gjedebo was appointed as a Director in March          2000
                                                    2000 and was nominated for reelection at our 2000
                                                    Annual Meeting, pursuant to the purchase by National
                                                    Oilwell of Hitec. He has served as Executive  Vice
                                                    President and Chief Technology Officer of the
                                                    Company since March 1, 2000. Prior to that, Mr.
                                                    Gjedebo was President and Chief Executive Officer of
                                                    Hitec ASA, a company he founded in 1985 and that
                                                    National Oilwell acquired in February 2000.

Roger L. Jarvis               48          2004      Mr. Jarvis was appointed as a Director in February        2002
                                                    2002. He has served as President, Chief Executive
                                                    Officer and Director of Spinnaker Exploration
                                                    Company, a natural gas and oil exploration and
                                                    production company, since 1996 and as its Chairman
                                                    of the Board since 1998.

Merrill A. Miller, Jr.        51          2004      Mr. Miller has served as the Company's President and      2001
                                                    Chief Operating Officer since November 2000, as
                                                    Chief Executive Officer since May 2001, and in
                                                    various senior executive positions with the Company
                                                    since February 1996.

Frederick W. Pheasey          59          2004      Mr. Pheasey has served as a Director and Executive        1997
                                                    Vice President of the Company since September 1997.
                                                    He was Chairman and a co-founder of Dreco Energy
                                                    Services Ltd., which was acquired by National
                                                    Oilwell in September 1997.

                      COMMITTEES AND MEETINGS OF THE BOARD

COMMITTEES

The Board of Directors has the following standing committees: Audit and Nominating, Compensation, and Executive.


NUMBER OF MEETINGS HELD IN 2001

Board of Directors                         4
Audit and Nominating Committee             6
Compensation Committee                     2
Executive Committee                        1

All of the directors attended at least 92% of all Board of Directors meetings and meetings of committees of which they were members during 2001, except Mr. Ansary who was unable to attend two board of directors meetings.


AUDIT AND NOMINATING COMMITTEE

Messrs. Macaulay (Chair), Dunwoody and Guill are the current members of the Audit and Nominating Committee. All members of this committee are "independent" within the meaning of the rules governing audit committees by the New York Stock Exchange.

The committee oversees the Company's financial reporting process on behalf of the Board, and reports the results of their activities to the Board. They provide assistance to the board of directors in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, and the annual independent audit of the Company's financial statements. The responsibilities of this committee are set forth in the Audit Committee Charter, a copy of which was included as Appendix A to the Proxy Statement for the 2001 Annual Meeting of Stockholders.

The Audit and Nominating Committee also has the responsibility of identifying candidates for election as directors; reviewing background information relating to candidates for director, and recommending to the board of directors the slate of directors to be submitted to stockholders for election. Written suggestions for nominees should be sent to the Secretary of the Company.

Any stockholder of record who is entitled to vote for the election of directors may nominate persons for election as directors if timely written notice in proper form of the intent to make a nomination at the Annual Meeting is received by the Company at National-Oilwell, Inc., 10000 Richmond Avenue - 4th Floor, Houston, TX 77042, Attention: M. Gay Mather, Corporate Secretary. The notice must be received no later than April 21, 2002 - 10 days after the first public notice of the Annual Meeting is first sent to stockholders. To be in proper form, the notice must contain prescribed information about the proponent and each nominee, including such information about each nominee as would have been required to be included in a proxy statement filed pursuant to the rules of the Securities and Exchange Commission had such nominee been nominated by the board of directors.

COMPENSATION COMMITTEE

Messrs. Guill (Chair) and Dunwoody are the current members of the Compensation Committee. All members of the Compensation Committee are independent, non-employee directors who have no interlocking relationships with the Company. The primary functions of the Compensation Committee are to supervise and approve our stock option plans, establish the compensation of the chief executive officer and our other principal executive officers, supervise our welfare and pension plans and compensation plans, and periodically examine our general compensation structure.

EXECUTIVE COMMITTEE

Messrs. Dunwoody (Chair), Macaulay, Miller and Staff are the current members of the Executive Committee. The Executive Committee may exercise all the powers of the board of directors, with the exceptions of filling vacancies in the board of directors and amending our by-laws. The primary function of the Executive Committee is to act on behalf of the board of directors between regularly scheduled meetings of the Board.

                             AUDIT COMMITTEE REPORT


The responsibilities of the Audit Committee, which are set forth in the Audit Committee Charter adopted by the board of directors, include providing oversight to the Company's financial reporting process through periodic meetings with the Company's independent auditors and management to review accounting, auditing, internal controls and financial reporting matters. The management of the Company is responsible for the preparation and integrity of the financial reporting information and related systems of internal controls. The Audit Committee, in carrying out its role, relies on the Company's senior management, including senior financial management, and its independent auditors.

We have reviewed and discussed with senior management the audited financial statements included in the Company's Annual Report on Form 10-K. Management has confirmed to us that such financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles.

We have discussed with Ernst & Young LLP, the Company's independent auditors, the matters required to be discussed by SAS 61 (Communications with Audit Committee). SAS 61 requires the independent auditors to provide us with additional information regarding the scope and results of their audit of the Company's financial statements, including with respect to (i) their responsibility under generally accepted auditing standards, (ii) significant accounting policies, (iii) management judgments and estimates, (iv) any significant audit adjustments, (v) any disagreements with management, and (vi) any difficulties encountered in performing the audit. We concluded that the non-audit services provided by the auditors did not compromise their independence.

We have received from Ernst & Young a letter providing the disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) with respect to any relationships between Ernst & Young LLP and the Company. Ernst & Young LLP has discussed its independence with us, and has confirmed in such letter that, in its professional judgement, it is independent of the Company within the meaning of the federal securities laws.

Based on the review of the financial statements, the discussion with Ernst & Young regarding SAS 61 and receipt from them of the required written disclosures, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's 2001 Annual Report on Form 10-K.

MEMBERS OF THE AUDIT COMMITTEE

     William E. Macaulay, Chairman
     W. McComb Dunwoody
     Ben A. Guill

INFORMATION REGARDING OUR INDEPENDENT AUDITORS

The Board of Directors has reappointed Ernst & Young LLP as independent auditors for 2002. Representatives of Ernst & Young will attend the Annual Meeting, where they will be available to answer questions and have the opportunity to make a statement if they desire.

AUDIT FEES

During 2001, Ernst & Young billed the Company as follows:

Audit Fees                                                  $345,000
Financial Information Systems Design
and Implementation Fees                                            0
All Other Fees:
Audit-Related Services                                       163,000
Tax Services                                                  84,000
                                                     ----------------
Total                                                       $592,000

The Audit Committee has considered whether the provision of all services other than those rendered for the audit of the Company's financial statements is compatible with maintaining Ernst & Young's independence and has concluded that their independence is not compromised.

                               BOARD COMPENSATION

During 2001, directors who are not our employees were paid $1,000 for each Board and Committee meeting attended; $1,250 for the Committee Chairman for each Audit and Nominating Committee and Compensation Committee meeting attended; and $6,250 for each quarter of the year in which the person serves as a director. In January 2002 the quarterly fee was increased to $7,500.

These directors also receive non-qualified stock options under our stock option plan. On February 14, 2001, each non-employee director was granted an option to purchase 4,938, shares of our common stock. The option exercise price per share is $40.50, the fair market value of a share of our common stock on the date of grant. The options have a term of ten years from the date of grant and vest in three equal annual installments beginning one year after the date of grant.

                               EXECUTIVE OFFICERS

The following persons are our executive officers. The executive officers of the Company serve at the pleasure of the Board of Directors and are subject to annual appointment by the Board of Directors at its first meeting following the Annual Meeting. None of the executive officers or directors has any family relationships with each other.

----------------------------------------------------------------------------------------------------------------------
Name                                       Age    Position
----------------------------------------------------------------------------------------------------------------------
Merrill A. Miller, Jr.                     51     President and Chief Executive Officer
----------------------------------------------------------------------------------------------------------------------
Robert L. Bloom                            54     Group President - Rig Equipment
----------------------------------------------------------------------------------------------------------------------
Howard Davis                               43     Group CFO - Products and Technology
----------------------------------------------------------------------------------------------------------------------
Jerry N. Gauche                            53     Vice President - Organizational Effectiveness
----------------------------------------------------------------------------------------------------------------------
Jon Gjedebo                                57     Executive Vice President and Chief Technology Officer
----------------------------------------------------------------------------------------------------------------------
Steven W. Krablin                          51     Vice President and Chief Financial Officer
----------------------------------------------------------------------------------------------------------------------
Kevin Neveu                                41     Group President - Downhole Tools
----------------------------------------------------------------------------------------------------------------------
Frederick W. Pheasey                       59     Executive Vice President
----------------------------------------------------------------------------------------------------------------------
Mark Reese                                 43     Group President - Mission Products
----------------------------------------------------------------------------------------------------------------------
Dwight W. Rettig                           41     General Counsel
----------------------------------------------------------------------------------------------------------------------
Gary Stratulate                            45     Group President - Rig Systems and Equipment
----------------------------------------------------------------------------------------------------------------------
Robert Workman                             33     Group President - Distribution Services
----------------------------------------------------------------------------------------------------------------------

Merrill A. (Pete) Miller, Jr. has served as President and Chief Operating Officer since November 2000, as Chief Executive Officer since May 2001, and in various senior executive positions since February 1996.

Robert L. Bloom has served as President of National Oilwell's Rig Equipment Group since June 2000, and was Vice President of Drilling Systems from 1998 to 2000. He has been with the Company for 32 years serving in various engineering and management capacities.

Howard Davis has served as Vice President and Chief Financial Officer of National Oilwell's Products and Technology Group since 1997. From 1996 to 1997 he served as Manager of Financial Planning and Analysis of that group.

Jerry N. Gauche has served as Vice President-Organizational Effectiveness since January 1994.

Jon Gjedebo has served as Executive Vice President and Chief Technology Officer and Director since March 1, 2000. Prior to that, Mr. Gjedebo was President and Chief Executive Officer of Hitec ASA, a company he founded in 1985 and that National Oilwell acquired in February 2000.

Steven W. Krablin has served as Vice President and Chief Financial Officer since January 1996.

Kevin Neveu has served as President of National Oilwell's Downhole Tools Group since June 2000, and from 1999 to 2000 as Vice President and Managing Director of Downhole Tools. From 1997 to 1999 he served as Vice President of the Company's Canadian drilling equipment and downhole tool operations.

Frederick W. Pheasey has served as Executive Vice President and Director since September 1997. He was Chairman and a co-founder of Dreco Energy Services Ltd., which was acquired by National Oilwell in September 1997.

Mark Reese has served as President of National Oilwell's Mission Products Group since August 2001. From May 1997 to August 2001 he was Vice President of Operations for the Company's Distribution Services Group, and from July 1995 to May 1997 served as Northern Area Manager for that group.

Dwight W. Rettig has served as General Counsel of National Oilwell since February 1999, and from February 1998 to February 1999 as General Counsel of the Company's Distribution Services Group. From February 1997 to February 1998 he was the Chief Legal Officer of NATCO Group, Inc., a provider of wellhead equipment, systems and services used in the production of oil and gas.

Gary Stratulate has served as President of National Oilwell's Rig Systems and Controls Group since June 2000. From April 1997 to June 2000 he served in various senior executive positions at IRI International Corporation, a manufacturer of oilfield equipment, which was acquired by National Oilwell in June 2000.

Robert Workman has served as President of National Oilwell's Distribution Services Group since February 2001. From 1997 to 2001 he served in various management capacities for that group, most recently as Vice President of Operations.

                                 STOCK OWNERSHIP

This table shows the number and percentage of shares of National Oilwell stock beneficially owned by 1) owners of more than five percent of the outstanding shares of the Company, 2) our current directors, director nominees, and Named Executive Officers, and 3) all current directors, director nominees and executive officers as a group. Information for each of the current directors, director nominees and executive officers has been provided at the request of the Company as of March 28, 2002.

                                                                       NO. OF                 PERCENT
5% OWNERS                                                             SHARES(1)             OF CLASS(2)
---------                                                             ---------             -----------
FMR Corp(3)...................................................        12,107,090              14.95%
  82 Devonshire Street
  Boston, MA  02109
Putnam Investments, LLC(4)....................................         5,667,470               7.00%
  One Post Office Square
  Boston, MA  02109

NAME OF INDIVIDUAL
Hushang Ansary(5).............................................         3,723,332               4.58%
W. McComb Dunwoody(6).........................................           150,142                 *
Jon Gjedebo(7)................................................         1,442,537               1.78%
Ben A. Guill..................................................            23,401                 *
Roger L. Jarvis...............................................                 0                 *
Steven W. Krablin.............................................           205,721                 *
William E. Macaulay(8)........................................            24,301                 *
Merrill A. Miller, Jr.........................................           330,318                 *
Frederick W. Pheasey..........................................           112,837                 *
Joel V. Staff.................................................           656,364                 *
Gary Stratulate...............................................            29,597                 *
All current directors, director nominees, and executive
  officers as a group (18 persons)............................         7,157,910               8.69%

*Less than 1%.

(1) This column includes options that are currently exercisable or will become exercisable by May 28, 2002 as follows: Hushang Ansary--407,846; W. McComb Dunwoody--18,287; Jon Gjedebo--18,039; Ben Guill--12,244; Steven W. Krablin--147,659; William E. Macaulay--18,287; Merrill A. Miller, Jr.--168,780; Joel V. Staff--393,526; and Gary Stratulate--24,997.

(2) At March 28, 2002 there were 80,967,003 shares outstanding.

(3) Shares owned at December 31, 2001, as reflected in Amendment No. 3 to
    Schedule 13G filed with the SEC on February 14, 2002.

(4) Shares owned at December 31, 2001, as reflected in Schedule 13G filed with the SEC on February 5, 2002.

(5) Includes the following shares of which Mr. Ansary disclaims beneficial ownership: 54,160 shares owned by the Ansary Foundation, and 9,393 shares owned by his wife.

(6) Includes 1,000 shares owned by Mr. Dunwoody's children.

(7) Includes 1,424,498 shares that Mr. Gjedebo owns shares through Joto Einedom AS and Styrbjorn AS.

(8) Includes the following shares of which Mr. Macaulay disclaims beneficial ownership: 1,082 shares held in trust for his children and 1,622 shares owned by his wife.

                             EXECUTIVE COMPENSATION

The following table sets forth for the years ended December 31, 1999, 2000 and 2001 the compensation paid by the Company to its Chief Executive Officer and four other most highly compensated executive officers (the "Named Executive Officers").

                                                  SUMMARY COMPENSATION TABLE
-------------------------------------------------------------------------------------------------------------------------------
                                                                                    Long-Term Compensation
                                                                           ----------------------------------------
                                              Annual Compensation                    Awards             Payouts
                                    -------------------------------------------------------------------------------
                                                                 Other                    Securities
           Name                                                 Annual      Restricted     Underly-                  All Other
           and                                                   Compen-      Stock          ing           LTIP       Compen-
        Principal                                               sation       Award(s)      Options/      Payouts     sation (1)
         Position           Year     Salary($)    Bonus($)        ($)          ($)         SARs (#)        ($)          ($)
-------------------------------------------------------------------------------------------------------------------------------
Joel V. Staff               2001       337,981      262,815           -              -        49,382             -      14,387
Chairman(2)                 2000       453,926      163,156           -              -        88,642             -      11,602
                            1999       383,680            -           -              -       230,480             -      14,040

Merrill A. Miller, Jr.      2001       314,327      244,421           -              -        49,382             -      13,020
President and CEO           2000       236,154       64,142           -              -        44,321             -       7,049
                            1999       190,000            -           -              -       109,533             -       6,190

Steven W. Krablin           2001       272,885      141,464           -              -        37,037             -      12,280
Vice President              2000       218,185       52,349           -              -        37,673             -       7,716
and CFO                     1999       178,800            -           -              -        89,469             -       7,813

Gary Stratulate(3)          2001       260,816       99,245           -              -         9,629             -       8,710
President, Rig Systems      2000       129,566       26,149           -              -         3,036             -           -
and Controls Group          1999             -            -           -              -             -             -           -

Jon Gjedebo(4)              2001       208,800      101,122           -              -        12,345             -           -
Exec. Vice President        2000       178,769       44,857           -              -        20,887             -           -
and CTO                     1999             -            -           -              -             -             -           -


(1) These amounts include:
    (a) The Company's cash contributions for 2001 under the National-Oilwell Retirement and Thrift Plan, a defined contribution plan, on behalf of Mr. Staff - $7,650; Mr. Miller - $7,650; Mr. Krablin - $3,070; and Mr. Stratulate - $6,281.
    (b) The Company's cash contributions for 2001 under the National-Oilwell Supplemental Savings Plan, a defined contribution plan, on behalf of Mr. Staff - $6,737; Mr. Miller - $5,370; Mr. Krablin - $9,210; and Mr. Stratulate - $2,429.

(2) Mr. Staff served as Chief Executive Officer from January 1 - May 15, 2001.

(3) Mr. Stratulate joined National Oilwell in July 2000.

(4) Mr. Gjedebo joined National Oilwell in March 2000.

GRANTS OF OPTIONS/SAR'S IN LAST FISCAL YEAR

The following table provides information concerning stock options granted to Named Executive Officers during the fiscal year ended December 31, 2001. We have granted no stock appreciation rights.

                                                                                             Gains Based on Assumed
                                                                                              Rates of Stock Price
                                                                                             Appreciation for Option
                                 2001 Option Grants                                                   Term
------------------------------------------------------------------------------------------------------------------------
                                                  Percent of
                                                     2001
                                                   Employee     Exercise
                                   Options          Option      Price per     Expiration      Assumed          Assumed
                                   Granted          Grants       Share($)        Date        Rate 5%($)      Rate 10%($)
---------------------------     -------------     ----------    ----------   ------------   -------------   -------------
Joel V. Staff                        49,382           5.6%         40.50       02/15/11       1,257,771       3,187,439
Merrill A. Miller, Jr.               49,382           5.6%         40.50       02/15/11       1,257,771       3,187,439
Steven W. Krablin                    37,037           4.2%         40.50       02/15/11         943,341       2,390,611
Gary Stratulate                       9,629           1.1%         40.50       02/15/11         245,253         621,519
Jon Gjedebo                          12,345           1.4%         40.50       02/15/11         314,430         796,827

The option exercise price per share is equal to the fair market value of a share of Common Stock on the date of grant. The grants have terms of ten years from the date of grant and vest in three equal annual installments beginning one year from the date of grant.

OPTION EXERCISES AND YEAR-END OPTION VALUES

The following table provides information about option exercises by the Named Executive Officers during 2001 and the value of unexercised options held by them at December 31, 2001.

                                                                 Number of Unexercised            Value of Unexercised
                                                                       Options at                 in-the-money Options
                              2001 Stock Option Exercises          December 31, 2001               at December 31, 2001
                             ------------------------------------------------------------------------------------------------
                               Shares      Value Realized     Exercisable    Unexercisable    Exercisable     Unexercisable
                             ------------------------------------------------------------------------------------------------
Joel V. Staff                          0               $ -        270,692           185,304    $1,611,052         $ 805,531
Merrill A. Miller, Jr.                 0                 -        116,093           115,441       453,176           382,817
Steven W.Krablin                       0                 -        107,991            91,976       695,747           312,694
Gary Stratulate                        0                 -         21,788            11,653       217,039                 -
Jon Gjedebo                            0                 -          6,962            26,270             -                 -

EMPLOYMENT CONTRACTS

National Oilwell entered into employment agreements on January 1, 2002 with Messrs. Miller and Krablin that contain certain termination provisions. The agreements each have a term of three years, and are automatically extended on an annual basis. The agreements provide for a base salary, participation in employee incentive plans, and employee benefits as generally provided to all employees. If the employment relationship is terminated by National Oilwell for any reason other than (i) voluntary termination; (ii) termination for cause (as defined); (iii) death; or (iv) long-term disability; or if the employment relationship is terminated by the employee for Good Reason, the employee is entitled to receive three times the sum of his current base salary plus the highest annual bonus received by the employee over the preceding three-year period, three times the amount equal to the total of the employer matching contributions under the Company's Retirement and Thrift Plan and Supplemental Savings Plan, and three years participation in the Company's welfare and medical benefit plans. The employee shall have the right, during the 60 day period after such termination, to elect to surrender all or part of any stock options held by the employee at the time of termination, whether or not exercisable, for a cash payment equal to the spread between the cost of the option and the highest reported per share sales price during the 60 day period prior to the date of termination. Any option not so surrendered will remain exercisable until the earlier of one year after the date of termination or the stated expiration date of the specific option grant. Under the agreements, termination by the employee for "Good Reason" means (i) the assignment to the employee of any duties inconsistent with his current position or any action by the Company that results in a diminution in the employee's position, authority, duties or responsibilities; (ii) a failure by the Company to comply with the terms of the agreement; or (iii) the requirement of the employee to relocate or to travel to a substantially greater extent than required at the date of the agreement. The agreements also contain restrictions on competitive activities and solicitation of our employees for three years following the date of termination.

We entered into an employment agreement with Mr. Stratulate in connection with the June 28, 2000 merger between the Company and IRI International Corporation. The agreement provides for a base salary, participation in employee incentive plans, and employee benefits as generally provided to all employees. The agreement automatically extends for one year on an annual basis. If Mr. Stratulate's employment is involuntarily terminated at any time without cause, he will have the right to receive a lump sum payment of 150% of his base salary. The agreement also contains restrictions on competitive activities and solicitation of our employees for one year following the date of termination.

Effective March 1, 2000, we entered into an employment agreement with Mr. Gjedebo that had an initial term of three years and automatically renews for one-year terms after the term of the initial agreement. The agreement provides for an annual base salary, participation in employee incentive plans and employee benefits as generally provided to all employees. Upon involuntary termination other than for cause, the agreement allows for payment of one year's base salary plus annual cash incentive. For a minimum period of one year after termination, Mr. Gjedebo is generally prohibited from competing or assisting others to compete against the Company.

Additionally, the Company's stock option agreements provide for full vesting of unvested outstanding options in the event of a change of control of the Company and a change in the optionee's responsibilities following a change of control.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

As part of the June 28, 2000 merger between the Company and IRI International Corporation, Mr. Ansary, a director, entered into a non-competition agreement that generally prohibits him from competing or assisting others to compete with National Oilwell's existing business and from soliciting our employees. Over the three-year term of the agreement, Mr. Ansary will receive aggregate consideration of $3,000,000, $1,000,000 of which was paid upon closing of the merger, $1,000,000 of which was paid on the first anniversary of the merger date and an additional $1,000,000 payable upon the second anniversary of the merger date.

We lease an office building and storage yard in Stavanger, Norway from Mr. Gjedebo, a director and executive officer. For 2001, we paid approximately $360,000 to Mr. Gjedebo in lease payments. The lease expires January 1, 2010.

Mr. Gjedebo is Chairman and controlling shareholder of HitecVision A.S. During 2001, the Company had sales of approximately $1.1 million to and purchases of approximately $0.8 million from HitecVision and its affiliated companies. All transactions with these companies were on terms competitive with other third party vendors.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

National Oilwell's executive compensation program is administered by the Compensation Committee of the Board of Directors. The committee establishes specific compensation levels for key executives and administers the Company's stock award plans. The Compensation Committee's philosophy regarding executive compensation is to design a compensation package that will attract and retain key executives focused on the Company's annual growth and long-term strategy. The committee's objective is to provide compensation packages for key executives that offer compensation opportunities in the median range of oilfield service companies with a similar market capitalization.

The main components of the executive compensation program for 2001 were base salary, participation in the Company's annual cash incentive plan and the grant of non-qualified stock option awards. Salary levels are based on factors including individual performance, level and scope of responsibility and competitive salary levels within the industry. The committee determines median base salary levels by a comprehensive review of information provided in proxy statements filed by companies in the industry with similar market capitalizations.

All employees, including key executives, participated in the Company incentive plan in 2001, aligning a portion of each employee's cash compensation with Company performance. As in prior years, the incentive plan provided for cash awards if objectives related to the Company's financial performance were met, and participant award opportunities varied depending upon levels of participation. The Company had to achieve an established minimum operating profit target before awards were earned by any employees, including executive officers, with higher levels of performance resulting in increased payments based upon an established progression. Based on the criteria for the 2001 incentive plan, payments to named executive officers were made as follows: Mr. Staff - $262,815; Mr. Miller - $244,421; Mr. Krablin - $141,464; Mr. Stratulate
- $99,245; and Mr. Gjedebo - $101,122.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER. Components of Mr. Miller's compensation for 2001 included base salary, participation in the incentive plan and the grant of stock options. Mr. Miller's base salary for 2001 was $325,000 and he received an option grant to purchase 49,382 shares of National Oilwell common stock. He also received an incentive payment of $244,421, as described above. The committee routinely reviews the compensation level of chief executive officers of industry companies with similar market capitalizations as well as Mr. Miller's individual performance and success in achieving the Company's strategic objectives. Mr. Miller declined a proposed increase to his base salary in light of the current softness in the industry.

MEMBERS OF THE COMPENSATION COMMITTEE

Ben A. Guill, Committee Chairman
W. McComb Dunwoody

           APPROVAL OF AN INCREASE IN THE NUMBER OF AUTHORIZED SHARES
                   UNDER NATIONAL OILWELL'S STOCK OPTION PLAN
                          ITEM NO. 2 ON THE PROXY CARD


The purpose of the National-Oilwell, Inc. Amended and Restated Stock Award and Long-Term Incentive Plan is to provide National Oilwell with an effective means to attract and retain key employees and directors of outstanding abilities. At March 28, 2002, only 209,992 shares were available for future options grants under the plan and 3,421,376 shares were reserved for issuance pursuant to non-qualified stock options issued under the plan at exercise prices ranging from $8.63 to $40.50 and expiration dates ranging from February 19, 2003 to March 21, 2112. Accordingly, the board of directors believes that an increase in the number of shares authorized for issuance under the plan is necessary and appropriate and has approved, subject to shareholder approval, an increase in the number of shares of common stock available for the issuance of stock options grants under the plan from 4,500,000 to 8,400,000. THE BOARD OF DIRECTORS BELIEVES THAT THIS INCREASE IS IN THE BEST INTEREST OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS THAT STOCKHOLDERS VOTE FOR THIS PROPOSAL.

Summary - The plan, adopted by the Company's board of directors and stockholders in January 1996, provides for the grant of incentive stock options (ISOs), non-qualified stock options (NQSOs), stock appreciation rights (SARs), restricted stock awards, performance share awards and stock equivalent awards. The only awards outstanding under the plan and that have been granted since the Company's initial public offering in October 1996 are non-qualified stock options. No awards of ISOs, SARs, performance share awards and stock equivalent awards have ever been granted under the plan.

At March 28, 2002, there were 271 participants in the plan, five of whom are non-employee directors of the Company and 12 of whom are executive officers of the Company.

Administration - The Compensation Committee of the board has administrative authority over the plan. It determines which eligible employees will receive grants of awards or options, the number of shares of common stock subject to each award or option, when such award or option will be made, the duration of any applicable exercise or restriction period, when the options will become exercisable, and the term (not to exceed ten years in the case of ISOs) during which the option may be exercised. All award and grant decisions under the Stock Plan will be made by two or more "outside directors" as defined in section 162(m) of the Code.

Description - Under the plan, the exercise price of NQSOs, ISOs and SARs must be no less than the market price on the date of grant. Outstanding options under the plan have been granted at no less than the market price on the date of grant and generally become exercisable in three equal annual installments beginning one year after the date of grant and remain exercisable until five or ten years after the date of grant. The maximum number of shares that may be granted to any individual during the term of the Stock Plan must be less than one-half the aggregate number of shares of Common Stock authorized for issuance under the Stock Plan.

The Stock Plan will terminate on July 23, 2006 unless terminated earlier by the Board or extended by the Board with approval of the stockholders. The Stock Plan provides that the Board in its discretion may terminate the plan or alter or amend the plan or any part thereof from time to time; provided that no change in any outstanding grant or award may be made which would impair the rights of the participant without the consent of the participant, and provided further that the Board may not, without approval of the stockholders, amend the Stock Plan to
(i) increase
the aggregate number of shares of Common Stock which may be issued under the plan; (ii) change the class of employees eligible to receive ISOs under the plan; or (iii) modify materially the requirements as to eligibility for participation in the plan if such approval is required by section 162(m) of the Code.

Federal Income Tax Consequences - The only awards outstanding under the plan are non-qualified stock options (NQSOs). There are no federal income tax consequences to the participant or to the Company upon the grant of an NQSO under the Stock Plan. Upon the exercise of NQSOs, participants will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the shares at the time of exercise over the option price, and the Company generally will be entitled to a corresponding tax deduction at such time. Upon the sale of shares acquired by exercise of an NQSO, the participant will have a capital gain or loss (long-term or short-term depending upon the length of time the shares were held) in an amount equal to the difference between the participant's basis in the shares and the amount realized upon the sale.

Under Section 162(m) of the Code, enacted in August 1993, the Company may be precluded from claiming a federal income tax deduction for total remuneration in excess of $1,000,000 paid to the chief executive officer or to any of the other four most highly compensated officers. Total remuneration would include amounts received upon the exercise of stock options. An exception exists, however, for "performance-based compensation," including amounts received upon the exercise of stock options pursuant to a plan approved by stockholders that meets certain requirements.

NEW PLAN BENEFITS
Because awards are made from time to time by the compensation committee of the board of directors to those persons the committee determines in its discretion should receive awards, the benefits and amounts that may be received in the future by persons eligible to participate in the Stock Plan are not determinable.

VOTE REQUIRED FOR APPROVAL
Approval of the amendment to the Stock Plan requires the affirmative vote of a majority of the votes cast by stockholders entitled to vote at the meeting. Therefore, abstentions will have the same effect as a vote against the amendment to the Stock Plan.

                                PERFORMANCE GRAPH

The graph below compares the cumulative total shareholder return on our common stock to the S&P 500 Index and to a self-constructed peer group of similar companies in the oilfield service industry (including BJ Services Company, Cooper Cameron Corporation, Smith International, Inc., and Varco International Inc.). The total shareholder return assumes $100 invested on December 31, 1996 in National Oilwell, the S&P 500 Index, and the peer group. It also assumes reinvestment of all dividends. The peer group is weighted based on the market capitalization of each company. The results shown in the graph below are not necessarily indicative of future performance.

                        [PERFORMANCE GRAPH APPEARS HERE]

                                   Cumulative Total Return
                    --------------------------------------------------------
                     12/96    12/97     12/98     12/99     12/00     12/02
                    -------  -------   -------   -------   -------   -------
National Oilwell      100      222         73      102       252       134
S & P 500             100      133        171      208       189       166
Peer Group            100      147         60      130       194       151

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The rules of the SEC require that the Company disclose late filings of reports of stock ownership (and changes in stock ownership) by its directors, executive officers, and beneficial owners of more than ten percent of the Company's stock. To the Company's knowledge, based solely upon review of the copies of such reports furnished to the Company during the year ended December 31, 2001, no director, executive officer, or 10% beneficial holder failed to file on a timely basis reports required by Section 16(a) of the Exchange Act during the most recent fiscal year, with the following exception: Mr. Ansary filed an amended Form 3 in May 2001 to report 9,393 shares of common stock owned by his wife of which Mr. Ansary disclaims beneficial ownership and an amended Form 4 filed on May 2, 2002 to correct the reported transaction price on a Form 4 filed on April 9, 2001.

                STOCKHOLDER PROPOSALS FOR THE 2003 ANNUAL MEETING

If you wish to submit proposals to be included in our 2003 proxy statement, we must receive them on or before December 11, 2002. Please address your proposals to: M. GAY MATHER, SECRETARY, NATIONAL-OILWELL, INC., 10000 RICHMOND AVENUE--4TH FLOOR, HOUSTON, TEXAS 77042.

If you wish to submit proposals at the meeting that are not eligible for inclusion in the proxy statement, you must give written notice no later than February 24, 2003 to: M. GAY MATHER, SECRETARY, NATIONAL-OILWELL, INC., 10000 RICHMOND AVENUE--4TH FLOOR, HOUSTON, TEXAS 77042. If you do not comply with this notice provision, the proxy holders will be allowed to use their discretionary voting authority on the proposal when it is raised at the meeting. In addition, proposals must also comply with National Oilwell's by-laws and the rules and regulations of the Securities and Exchange Commission.

                         ANNUAL REPORT AND OTHER MATTERS

We do not know of any other matters to be acted upon at the meeting other than the election of directors as discussed in this proxy statement. If any other matter is presented, proxy holders will vote on the matter in accordance with their best judgment.

National Oilwell's 2001 Annual Report on Form 10-K is included in this mailing, but is not considered part of the proxy solicitation materials.

                                         By order of the board of directors,

                                         /s/ M. Gay Mather

                                         M. Gay Mather
                                         Secretary

Houston, Texas
April 11, 2002

                             NATIONAL-OILWELL, INC.
   PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING
                        OF STOCKHOLDERS ON MAY 15, 2002

The undersigned hereby appoints Steven W. Krablin and M. Gay Mather or either of them with full power of substitution, the proxy or proxies of the undersigned to attend the Annual Meeting of Stockholders of National-Oilwell, Inc. to be held on Wednesday, May 15, 2002, and any adjournments thereof, and to vote the shares of stock that the signer would be entitled to vote if personally present as indicated on the reverse side and, at their discretion, on any other matters properly brought before the meeting, and any adjournments thereof, all as set forth in the April 11, 2002 proxy statement.

This proxy is solicited on behalf of the board of directors of National-Oilwell, Inc. The shares represented by this proxy will be voted as directed by the Stockholder. If no direction is given when the duly executed proxy is returned, such shares will be voted in accordance with the recommendations of the board of directors for all nominees.

The undersigned acknowledges receipt of the April 11, 2002 Notice of Annual Meeting and the Proxy Statement, which more particularly describes the matters referred to herein.

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

      PLEASE DATE, SIGN AND MAIL YOUR PROXY CARD BACK AS SOON AS POSSIBLE!

[X] Please mark your vote
    as in this example.


--------------------------------------------------------------------------------

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR ALL NOMINEES.


1. The election of directors:

   [ ]  FOR all nominees           [ ]   WITHHOLD AUTHORITY                       NOMINEES:  William E. Macaulay
        listed at right.                 for all nominees listed at right                    Joel V. Staff

INSTRUCTION: to withhold authority to vote for any individual nominee, write the nominee's name in the space provided below:


----------------------------------------

2. To approve an amendment to the Amended and Restated National-Oilwell Stock Award and Long-Term Incentive Plan, as described in the Proxy Statement.

        FOR the proposal           [ ]

        AGAINST the proposal       [ ]

        ABSTAIN                    [ ]


Signature                                                     Signature if held jointly
-----------------------------------------------------------   ----------------------------------------------------------------

Date                                                          Date
-----------------------------------------------------------   ----------------------------------------------------------------

(Signature(s) should be exactly as name or names appear on this proxy. If stock is held jointly, each holder should sign. If signing is by attorney, executor, administrator, trustee or guardian, please give full title.)

                             NATIONAL-OILWELL, INC.
   PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING
                        OF STOCKHOLDERS ON MAY 15, 2002

The undersigned hereby appoints Computershare Trust Company of Canada (the "Trustee"), and, unless you withhold authority by checking the following box [ ], authorizes the Trustee to appoint by proxy Steven W. Krablin and M. Gay Mather or either of them with full power of substitution, the proxy or proxies of the undersigned to attend the Annual Meeting of Stockholders of National-Oilwell, Inc. to be held on Wednesday, May 15, 2002, and any adjournments thereof, and to vote all Exchangeable Shares of Dreco Energy Services Ltd. that the signer is entitled to vote as indicated on the reverse side and, at their discretion, on any other matters properly brought before the meeting, and any adjournments thereof, all as set forth in the April 11, 2002 proxy statement.

This proxy is solicited on behalf of the board of directors of National-Oilwell, Inc. The shares represented by this proxy will be voted as directed by the stockholders only if this proxy is completed, returned to and received not later than 4:30 p.m. (Calgary time) on Friday, May 10, 2002 by Computershare Trust Company of Canada, 600, 530 - 8th Avenue S.W., Calgary, Alberta T2P 3S8. Proxies may be mailed in the return envelope provided or faxed to 403-267-6529.

IN THE EVENT YOU WISH TO ATTEND THE MEETING IN PERSON AND VOTE YOUR SHARES DIRECTLY, PLEASE CHECK THE FOLLOWING BOX [ ], IN WHICH CASE THE TRUSTEE WILL ISSUE A PROXY TO YOU FOR YOUR SHARES AT THE MEETING; HOWEVER, THE TRUSTEE ACCEPTS NO RESPONSIBILITY FOR TIMELY FORWARDING A PROXY TO VOTE YOUR SHARES DIRECTLY IF SUCH INSTRUCTION IS NOT RECEIVED BY 4:30 P.M. (CALGARY TIME) ON MAY 10, 2002. IN ALL EVENTS, THE RISK OF DELIVERY OF SUCH A PROXY REMAINS WITH THE HOLDERS OF EXCHANGEABLE SHARES.

THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE APRIL 11, 2002 NOTICE OF ANNUAL MEETING AND THE PROXY STATEMENT, WHICH MORE PARTICULARLY DESCRIBES THE MATTERS REFERRED TO HEREIN.

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

      PLEASE DATE, SIGN AND MAIL YOUR PROXY CARD BACK AS SOON AS POSSIBLE!

[X] Please mark your vote
    as in this example.

--------------------------------------------------------------------------------

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR ALL NOMINEES.


1. The election of directors:

   [ ]  FOR all nominees           [ ] WITHHOLD AUTHORITY                             NOMINEES:  William E. Macaulay
        listed at right.               for all nominees listed at right                          Joel V. Staff

INSTRUCTION: to withhold authority to vote for any individual nominee, write the nominee's name in the space provided below:


----------------------------------------

2. To approve an amendment to the Amended and Restated National-Oilwell Stock Award and Long-Term Incentive Plan, as described in the Proxy Statement.

        FOR the proposal        [ ]

        AGAINST the proposal    [ ]

        ABSTAIN                 [ ]


Signature                                                        Signature if held jointly
--------------------------------------------------------------   -----------------------------------------------------------------

Date                                                             Date
--------------------------------------------------------------   -----------------------------------------------------------------

(Signature(s) should be exactly as name or names appear on this proxy. If stock is held jointly, each holder should sign. If signing is by attorney, executor, administrator, trustee or guardian, please give full title.)